EXHIBIT 23.1






             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT
             -------------------------------------------------------



We consent to the inclusion in Amendment No. 2 to the Registration Statement of Direct Insite Corp. and Subsidiaries on Form S-1, (File No. 333-153792) of our report dated March 26, 2009 with respect to our audits of the consolidated financial statements of Direct Insite Corp. and Subsidiaries as of December 31, 2008 and 2007 and for the years ended December 31, 2008 and 2007, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus.

Our report on the consolidated financial statements refers to a change in the method of accounting for common stock warrants in accordance with FASB Staff Position ("FSP") EITF 00-19-2, "Accounting for Registration Payment Arrangements", effective January 1, 2007.


/s/ Marcum & Kliegman LLP

Melville, New York
April 13, 2009